Exhibit (c)(ii)

 Project Puma: Discussion Materials  October 19, 2023

 2  Topics for Discussion  Situation Overview  What Are Puma’s Potential Strategic Alternatives?  Preliminary Puma Financial Analysis Based on Management Projections  Process Considerations & Next Steps

 Situation Overview and Assessment of Strategic Alternatives

 4  Situation Overview  In May 2021, Puma disclosed a claims audit by an insurance company that was its largest third-party payor  In September 2021, Puma disclosed that it was the target of a DOJ investigation related to reimbursement claims the company submitted on behalf of its  customers covered by federal employee health plans  As a consequence of the investigation, Puma withdrew from the insurance market, which represented ~48% of the units shipped in the three months ended  September 30, 2021, announced it was unable to file its quarterly reports with the SEC, and fell out of compliance with Nasdaq listing requirements  Puma also began to assess strategic alternatives, including a financing, potential sale, or liquidation  As a part of that assessment, Puma and its representatives contacted more than ten strategic buyers and more than twenty potential financing partners, with only Patient Square Capital (“PSC”) submitting a proposal  On April 29, 2022, Puma entered into a civil settlement with the DOJ including a $34M payment, announced its intent to regain insurance coverage, and announced the need to raise capital to cover ~$20M to $25M of quarterly cash burn through 2022  On June 27, 2022, Puma announced an investment of up to $125M from PSC to backstop a rights offering to shareholders to finance the company  – Had all of Puma’s existing shareholders exercised their subscription rights in full, PSC would not own any equity stake in the Company  On November 17, 2022, the rights offering expired with PSC becoming majority owner with 76.3%(1) ownership of the Company; only 16% of the rights  offering was subscribed(2)  Today, Puma has a $40M market cap, and expects its cash balance to drop below $10M in late Q2 2024  Sources: Company Filings  Notes: As of 10/18/23; (1) 76.2% ownership today due to share issuance related to share based compensation; (2) Only 58.6M shares of the 375M shares were subscribed

Share Price Performance Since IPO

For Reference Only



Share Price
Volume (M)
$1,600
$1,200
$800
$400
$-
10
9
8
7
6
5
4
3
2
1
-
Oct-20
Feb-21
Jun-21
Oct-21
Feb-22
Jun-22
Oct-22
Feb-23
Jun-23
Oct-23
10/15/20: Puma prices IPO at $360.00 per share (price adjusted for 1-for-20 reverse stock split)
05/12/21: As part of its 1Q21 10-Q filing, Puma discloses it is currently subject to a routine audit with its largest third-party payor, who accounted for ~57% of gross accounts receivable at end of 1Q21
08/12/21: As part of its 2Q21 earnings press release, Puma discloses it remains subject to a claims audit with its largest third-party payor, who accounted for ~80% of gross accounts receivable at end of 2Q21
09/21/21: Puma discloses it is the target of a criminal investigation by U.S. DOJ with regards to insurance reimbursement claims submitted under federal employee health plans and withdraws guidance for 2021
01/06/22: Announces that the DOJ investigation on insurance claims has been referred to the civil division and the criminal investigation is no longer active
04/29/22: Announces that it has reached a civil settlement agreement with the U.S. government to resolve the DOJ investigation including a $34M settlement payment
06/27/22: Announces up to $125M strategic investment from Patient Square
08/16/22: FDA issued a final rule establishing a new category of OTC hearing aids that can be purchased in-store or online without a medical exam, prescription or fitting adjustment by an audiologist
11/29/22: Announces closing of rights offering pursuant to which 58,574,020 shares were subscribed in the rights offering; Patient Square becomes majority owner with 76.3% ownership(1)
01/11/23: Announces 1-for-20 reverse stock split to be effectuated on 01/18/23
06/27/23: Announced RIF of 32-42% of workforce and resignation of CEO Christian Gormsen
S&P 500 Change: 23.9%
Puma: $1.92 / Return Since IPO: (99.5%)

PERELLA WEINBERG PARTNERS

Sources: Company Filings, FactSet

Notes: As of 10/18/23; Historical share price adjusted for 1-for-20 reverse stock split enacted on 01/18/23; S&P 500 share price indexed to Puma IPO offer price of $360.00 (adjusted for 1-for-20 reverse stock split); (1) The rights offering expired on 11/17/22, but closed on 11/29/22

5

Ownership Overview

(Shares in millions)

For Reference Only

Institutional Ownership	Basic Shares Held	% of Basic Shares Outstanding
BlackRock Fund Advisors	0.233	1.1%
The Vanguard Group, Inc.	0.085	0.4%
Nantahala Capital Management LLC	0.054	0.3%
Geode Capital Management LLC	0.052	0.2%
Renaissance Technologies LLC	0.046	0.2%
Millennium Management LLC	0.019	0.1%
Bank of America, NA	0.012	0.1%
BlackRock Advisors LLC	0.009	0.0%
CSS LLC	0.009	0.0%
Morgan Stanley & Co. LLC	0.005	0.0%
Byrne Asset Management LLC	0.004	0.0%
Atlas Capital Advisors LLC	0.001	0.0%
Wells Fargo Clearing Services LLC	0.001	0.0%
BlackRock Investment Management LLC	0.001	0.0%
RBC Dominion Securities, Inc.	0.001	0.0%
Group One Trading LP	0.001	0.0%
UBS Securities LLC	0.000	0.0%
Pennsylvania State Employees' Retirement System	0.000	0.0%
Vanguard Global Advisers LLC	0.000	0.0%
Morgan Stanley Smith Barney LLC	0.000	0.0%
Top 20 Institutional Holders	**0.533**	**2.6%**
Other Institutional Holders	0.000	0.0%
Total Institutional Ownership	**0.534**	**2.6%**
Short Interest	0.179	0.9%
Net Institutional Ownership	**0.354**	**1.7%**

Insider Ownership	Basic Shares Held	% of Basic Shares Outstanding
Patient Square Capital	15.821	76.2%
Charles & Helen Schwab Foundation	1.084	5.2%
NEA Management Co. LLC	0.208	1.0%
Pivotal Bioventure Partners Investment Advisor LLC	0.148	0.7%
Gilde Healthcare Partners BV	0.093	0.5%
Top 5 Insiders	**17.355**	**83.6%**
Other Insiders	0.048	0.2%
Total Insider Ownership	**17.403**	**83.8%**
Implied Retail	3.005	14.5%
Total Shares Outstanding	**20.762**	**100.0%**



Other Insiders 7.6%
Institutional 1.7%
Retail 14.5%
Patient Square Capital 76.2%

PERELLA WEINBERG PARTNERS

Source: FactSet, Company Filings, Management
Notes: Ownership by investor as of most recent public disclosure as of 06/30/23; Total basic shares outstanding and basic shares outstanding owned by Patient Square Capital as of 10/18/23 per management

6

 7  (50%)  (488%)  (300%)  (244%)  (92%)  (35%)  (12%)  (1%)  4%  (244%)  (181%)  (142%)  (119%)  (104%)  (94%)  ($35)  ($112)  ($36)  ($17)  ($2)  ($85)($85)  ($52)($54)  $7  ($52)  ($49)  ($48)  ($47)  ($157)  2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E 2028E   Operating Margin   111%  (54%)  16%  (7%)  61%  84%  39%  24%  15%  (7%)  (14%)  21%  13%  12%  10%  2020A 2021A 2022A 2023E 2024E 2025E 2026E 2027E 2028E   Revenue Growth Rate   $69  $32  $37  $56  $103  $143  $178  $35 $35  $204  $30  $36  $41  $46  $50  Financial Performance  Management Cases – With and Without Insurance  ($ in millions)  REVENUE  OPERATING LOSS(1)  Source: Company Filings, Management Projections (model received 10/18/23)  Notes: As of 10/18/23; (1) Net of SBC and net of bad debt expense  Management Projections – Without Insurance  Management Projections – With Insurance  Actuals  Management Projections – Without Insurance  Management Projections – With Insurance  Actuals  For Reference Only

Capitalization Summary

Reflects Free Cash Flow Per Management Cases – With and Without Insurance

($ in millions)

For Reference Only

QUARTERLY FREE CASH FLOW (4Q24E AND 2024E)



With Insurance
Without Insurance
($12) ($12)
($16) ($16)
($11) ($11)
($11) ($12)
($10) ($11)
4Q23E
1Q24E
2Q24E
3Q24E
4Q24E

With Insurance

	4Q23E	1Q24E	2Q24E	3Q24E	4Q24E
Beginning Balance	$46	$34	$18	$7	($3)
Change in Cash	(12)	(16)	(11)	(11)	(10)
Ending Balance	**$34**	**$18**	**$7**	**($3)**	**($13)**

Without Insurance

	4Q23E	1Q24E	2Q24E	3Q24E	4Q24E
Beginning Balance	$46	$34	$18	$7	($5)
Change in Cash	(12)	(16)	(11)	(12)	(11)
Ending Balance	**$34**	**$18**	**$7**	**($5)**	**($16)**

ANNUAL FREE CASH FLOW (2024E – 2028E)



With Insurance
Without Insurance
($48) ($51)
($32) ($46)
($11) ($43)
$4 ($42)
$13 ($42)
2024E
2025E
2026E
2027E
2028E

With Insurance

	2024E	2025E	2026E	2027E	2028E
Beginning Balance	$34	($13)	($45)	($56)	($52)
Change in Cash	(48)	(32)	(11)	4	13
Ending Balance	**($13)**	**($45)**	**($56)**	**($52)**	**($39)**

Assuming $10M minimum cash balance, $70M raise needed(1)

Without Insurance

	2024E	2025E	2026E	2027E	2028E
Beginning Balance	$34	($16)	($63)	($106)	($148)
Change in Cash	(51)	(46)	(43)	(42)	(42)
Ending Balance	**($16)**	**($63)**	**($106)**	**($148)**	**($189)**

Without insurance, the business is not anticipated to generate positive free cash flow

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company Filings, Management Projections (model received 10/18/23)
Notes: As of 10/18/23; Free cash flow figures treat SBC as non-cash expense; Excludes impact of potential financing to fund cash shortfall; (1) $70M equity issuance sized based on negative $56M 2026E cash balance before financing and required minimum cash of $10M net of 6% underwriting fee

8

 9  Key Financial Assumptions & Sensitivities  Sources: Management Projections (model and sensitivities received 10/18/23)  Note: Current share price as of 10/18/23; (1) $70M equity issuance sized based on negative $56M 2026E cash balance before financing and required minimum cash of $10M net of 6% underwriting fee  With Insurance Case  Insurance Penetration  Assumes 0.095% penetration rate of 87.3M covered lives resulting in 82,688 units sold through insurance channel  – Assumes 131,688 total units sold across all channels in 2028  We have sensitized penetration between 0.046% and 0.180% penetration in 2028 based on Management Guidance  Insurance Pricing Tiers  Assumes 60% / 20% / 20% of insurance volume occurs at Premium / Mid / Value pricing  We have sensitized ASP tiers from 20% / 20% / 60% to 60% / 20% / 20% Premium / Mid / Value pricing  Financing  Projections imply lowest cash balance of negative $56M in 2026, with first year of positive cash flow in 2027  Assumes $10M required minimum cash, implying $70M required financing(1) at $1.44 (a 25% discount to current share price of $1.92)  We have sensitized the financing price from $0.96 to $1.92 (a 50% to 0% discount to the current share price of $1.92)  Without additional financing, the Company expects cash balance to drop below $10M in late Q2 2024  However, securing this amount of financing may be challenging at any price given the Company’s current valuation, market conditions and  limited liquidity  Without Insurance Case  Assumes only 5,000 units sold through insurance channel and 43,000 total units sold across all channels in 2028  Cash balance reaches negative $189M in 2028 with the Company generating negative $42M of free cash flow in 2028  The management team does not believe that cash flow profile of the business would change materially after 2028, suggesting the business would have not have  a positive value as a going concern

 10  What Are Puma’s Potential Alternatives?  CONSIDERATIONS  Equity Financing  Any Equity Financing  Required financing is large relative to current market cap and float, which may result in significant dilution or limit  actionability  PSC ownership may further limit interest from other investors  Public Equity Financing  Results of rights offering suggest investor appetite may be limited  Likely requires S-1 filing  PSC Equity Financing  PSC appetite to further increase ownership in public entity may be limited  Public company costs and constraints may limit attractiveness relative to a take-private  Private Equity  Financing  Likely to require a shareholder vote that would allow PSC to block an investment  PSC may not find loss of control acceptable, while new investor may not wish to invest in a controlled entity  Debt Financing  Required financing is large relative to current valuation of the assets  Cash flow / financial profile may limit investor interest  Sale of the Company  Limited strategic interest in 2022 process  PSC ability to block a sale to a third party due to ownership percentage  Without financing, management believes there is no viable path to cash flow breakeven

 Preliminary Puma Financial Analysis Based on Management Projections

Preliminary Illustrative Puma Financial Analysis

Equity Value per Share



Current Price $1.92
Historical Prices (1)
52-Week High and Low (Intraday)
As of 10/18/23
For Reference Only
$1.80
$17.60
Last 6 Months High and Low (Intraday)
As of 10/18/23
$1.80
$5.86
Selected Public Companies Analysis
EV / 2024E Revenues (With Insurance)
0.7x-1.4x $56M '24E Revenues
$4.01
$5.69
EV / 2024E Revenues (Without Insurance)
0.0x-1.0x $30M '24E Revenues
$2.21
$3.61
Discounted Cash Flow Analysis
WACC: 13.0%-15.0%
Perp. Growth: 3.0%-4.0%
With Insurance
$1.94
$2.65
Includes dilution from $70M equity issuance; net proceeds assuming 25% discount to current share price and 6% underwriting fee(2)
Without Insurance
$–
Would result in negative implied share price given unlevered FCFs are negative and not expected to become positive
$-
$5.00
$10.00
$15.00
$20.00

P / W / P
PERELLA WEINBERG PARTNERS

Sources: Management Projections (model received 10/18/23), Company Filings

Notes: As of 10/18/23; Balance sheet data as of 09/30/23; Net diluted shares outstanding calculated based on 20.8M basic shares outstanding as of 10/18/23, 0.1M restricted stock units, 1.7M service-based stock options with a weighted average exercise price of $3.31, 0.3M service-based stock options with a weighted average exercise price of $55.35 and 0.7M market-based stock options outstanding with a weighted average exercise price of $3.31 as of 09/30/23; Reflects $46M in cash and cash equivalents as of 09/30/23; (1) Historical share price adjusted for 1-for-20 reverse stock split enacted on 01/18/23; (2) $70M equity issuance sized based on negative $56M 2026E cash balance before financing and required minimum cash of $10M net of 6% underwriting fee; 48.9M shares issued in the capital raise

12

Preliminary Selected Public Companies Analysis

($ in millions)

Selected Range	EV / '24E Revs
Puma - With Insurance	0.7x-1.4x
Puma - Without Insurance	0.0x-1.0x

EV / '24E Revenues



Puma
Mgmt. With Insurance
Mgmt. Without Insurance
Stereotaxis
Sight Sciences
Butterfly Network
Hyperfine
ClearPoint Neuro
Inogen
Apyx Medical
CytoSorbents
NM
NM
4.1x
0.7x
0.2x
2.7x
3.6x
NM
1.0x
1.4x
Median: 1.4x

	Puma Mgmt. With Insurance	Puma Mgmt. Without Insurance	Stereotaxis	Sight Sciences	Butterfly Network	Hyperfine	ClearPoint Neuro	Inogen	Apyx Medical	CytoSorbents
Market Cap	$40		$200	$191	$183	$144	$129	$118	$78	$77[1]
'24E Revenue	56	30	43	96	71	18	31	334	69	47
'23E-'25E Rev. CAGR	72%	2%	38%	22%	12%	43%	20%[2]	5%	23%	25%
'24E Oper. Loss	($52)[3]	($54)[3]	($15)	($54)	($112)	($48)	($20)	($48)	($13)	($16)
Debt / Equity	-	-	-	18%	-	-	8%	-	11%	7%
Cash	$46[4]		$24	$155	$171	$95	$26	$138[5]	$18	$15
Cash / '24E Oper. Loss	0.9x	0.9x	1.6x	2.9x	1.5x	2.0x	1.3x	2.9x	1.4x	0.9x
Float[6]	$6		$105	$108	$121	$89	$108	$106	$68	$61
30-Day ADTV[6]	0.039		0.183	1.316	2.242	0.205	0.440	1.189	0.305	0.129

P / W / P
PERELLA WEINBERG PARTNERS

Sources: Management Projections (model received 10/18/23), Company Filings, FactSet

Notes: As of 10/18/23; Companies ordered by market capitalization; (1) Pro forma for options and RSUs issued in July 2023; (2) Reflects 2023E-2024E revenue CAGR given lack of broker estimates for 2025E; (3) Net of SBC and net of bad debt expense; (4) Balance sheet data as of 09/30/23; (5) Pro forma for acquisition of Physio-Assist; (6) Calculated using each company's respective share price as of 10/18/23

13

 14  Preliminary Discounted Cash Flow Sensitivity: With Insurance Case  Equity Value per Share  Sources: Management Projections (model and sensitivities received 10/18/23)  Notes:  As of 10/18/23; All sensitivities assume 14.0% WACC and 3.5% perpetuity growth rate; Assumes $46M in cash and cash equivalents as of 09/30/23 plus net proceeds of equity financing required for minimum cash balance of $10M net of 6% underwriting fee; Net diluted shares outstanding calculated based on 20.8M basic shares outstanding as of 10/18/23, 0.1M restricted stock units, 1.7M service-based stock options with a weighted average exercise price of $3.31, 0.3M service-based stock options with a weighted average exercise price of $55.35 and 0.7M market-based stock options outstanding with a weighted average exercise price of $3.31 as of 09/30/23 plus shares issued in connection with an equity financing at $1.44 per share unless otherwise stated; (1) $70M equity issuance sized based on negative $56M 2026E cash balance before financing and required minimum cash of $10M net of 6% underwriting fee; Reflects 0.095% penetration rate and pricing tier of 60% / 20% / 20% Premium / Mid / Value  Insurance Penetration  Penetration rate of 87.3M covered lives in 2028  With Insurance Case Assumption: 0.095% $0.11  penetration  Range: 0.046% to 0.180% penetration  $11.06  Insurance Pricing Tiers  Percent of insurance units at Premium / Mid / Value pricing  With Insurance Case Assumption: 60% / 20% / $0.2  20% Premium / Mid / Value  Range: 20% / 20% / 60% to 60% / 20% / 20%  Premium / Mid / Value  $2.25  1  Financing(1)  Issuance price of $70M equity offering (net proceeds of $66M assuming 6% underwriting fee)  With Insurance Case Assumption: $1.44 issuance price (25% discount to current share price of $1.92)  Range: $0.96 to $1.92 issuance price (50% to 0%  discount to current share price)  2.72  $1.66  $  $-  $3.00  $6.00  $9.00  $12.00  With Insurance DCF Midpoint  $2.25

Precedent Minority Squeeze-Out Transactions

($ in millions)

For Reference Only

Ann. Date	Close Date	Acquiror	Target	Acquiror % Ownership	Equity Value	Premium to: Unaffected	1-Day[1]	30-D VWAP	52W High
12/12/22	02/21/23	BDT Capital Partners	Weber	72.4%	2,339	60%[2]	24%	20%[2]	(54%)[2]
10/23/22	03/10/23	Sumitovant Biopharma	Myovant Sciences	51.8%	2,903	50%[3]	10%	49%[3]	12%[3]
06/20/22	10/07/22	TPG	Convey	74.7%	825	143%	143%	99%	(21%)
05/25/22	11/03/22	Axar Capital	StoneMor	74.8%	431	67%[4]	54%	2%[4]	(35%)[4]
05/23/22	07/11/22	Innoviva	Entasis Therapeutics	74.9%[5]	128[6]	50%[7]	22%	20%[7]	(43%)[7]
11/12/20	03/29/21	Sumitovant Biopharma	Urovant Sciences	70.6%	584	96%	105%	92%	2%
10/05/20	01/26/21	BridgeBio	Eidos	63.7%	2,914[8]	41%[8]	41%[8]	55%[8]	10%[8]
08/31/20	10/12/20	Ionis	Akcea Therapeutics	75.9%	1,900	59%	59%	60%	(20%)
08/19/20	12/01/20	Dufry	Hudson	57.4%	720	50%	50%	53%	(51%)
02/21/20	03/30/20	Kyocera	AVX	72.0%	3,695	45%[9]	6%	42%[9]	12%[9]
08/19/19	11/15/19	Kien Huat	Empire Resorts Incorporated	84.0%	340	8%[10]	15%	(12%)[10]	(53%)[10]
07/24/19	09/17/19	Sonic Financial Corp.	Speedway	71.3%	723	42%[11]	4%	36%[11]	8%[11]
06/19/18	07/31/18	Roche	Foundation Medicine	56.6%	5,266	29%	29%	40%	25%
Mean				**69.2%**	**$1,751**	**57%**	**43%**	**43%**	**(16%)**
Median				**72.0%**	**$825**	**50%**	**29%**	**42%**	**(20%)**

Sources: Bloomberg, Company Filings, Dealogic, Press Releases

Notes: As of 10/18/23, Includes selected announced minority squeeze-outs with publicly listed targets, deal value (value of the remaining ownership stake acquired) greater than $10M, initial stake pre-transaction of >50% and target nationality in the United States; Excludes transactions that do not have a definitive merger agreement executed; (1) 1-day prior to transaction announcement; (2) Based on 10/24/22, the last trading day closing prior to public announcement on 10/25/22 of proposal received 10/24/22; (3) Based on 09/30/22, the last trading day closing prior to public announcement on 10/02/22 of proposal dated 09/30/22; (4) Based on 09/24/21, last trading day closing prior to public announcement of letter from Axar describing interest in pursuing strategic alternatives with the company on 09/27/21; (5) As disclosed by Entasis assuming Innoviva exercised all of its warrants; (6) $113M publicly announced equity value excludes 10.1M in-the money convertible-related shares convertible at $1.48 per share and 10.1M convertible related warrants struck at $1.48; (7) Based on 01/31/22, the last trading day closing prior to Innoviva's original bid becoming public; (8) Equity value and premia based on cash offer price per share of $73.26; (9) Based on 11/26/19, the last trading day closing prior to announcement of Kyocera's initial proposal on 11/27/19; (10) Based on 06/21/19, the last trading day closing prior to public announcement of formation of Special Committee to evaluate strategic alternatives on 06/24/19; (11) Based on 04/23/19, the last trading day closing before public announcement on 04/24/19 of initial proposal received 04/23/19

P / W / P
PERELLA WEINBERG PARTNERS

15

 16  Analysis at Various Prices  Management Cases – With and Without Insurance  ($ in millions, except per share)  Sources: Management Projections (model received 10/18/23), Bloomberg, Company Filings  Notes:  As of 10/18/23; Reflects $46M in cash and cash equivalents as of 09/30/23; Net diluted shares outstanding calculated based on 20.8M basic shares outstanding as of 10/18/23, 0.1M restricted stock units, 1.7M service-based stock options with a weighted average exercise price of $3.31, 0.3M service-based stock options with a weighted average exercise price of $55.35 and 0.7M market-based stock options outstanding with a weighted average exercise price of $3.31 as of 09/30/23; Excludes impact from any potential financing; (1) Historical share price adjusted for 1-for-20 reverse stock split enacted on 01/18/23; (2) Multiples reflected as “NM” if enterprise value is negative  Puma  Current  At Offer Price of  Offer Per Share  $1.92  $2.20  $2.40  $2.60  $2.80  $3.00  $3.20  $3.40  $3.60  $3.80  $4.00  % Premium / (Discount) to:  Current ($1.92)  15%  25%  35%  46%  56%  67%  77%  88%  98%  108%  30-Calendar Day VWAP ($2.06)  7%  16%  26%  36%  45%  55%  65%  75%  84%  94%  90-Calendar Day VWAP ($2.84)  (23%)  (16%)  (8%)  (1%)  6%  13%  20%  27%  34%  41%  52-Week Intraday High ($17.60) (1)  (88%)  (86%)  (85%)  (84%)  (83%)  (82%)  (81%)  (80%)  (78%)  (77%)  Market Capitalization  $40  $46  $50  $54  $58  $63  $67  $71  $76  $80  $85  Less: Cash & Investments  (46)  (46)  (46)  (46)  (46)  (46)  (46)  (46)  (46)  (46)  (46)  Enterprise Value  ($6)  ($0)  $4  $8  $12  $17  $21  $25  $30  $34  $39  EV / Revenues  With Insurance Metric   2023E  2024E  $35 56  NM (2)  NM (2)  NM (2)  NM (2)  0.1x  0.2x  0.4x  0.5x  0.6x  0.7x  0.9x  1.0x  1.1x  0.1x  0.1x  0.2x  0.3x  0.4x  0.4x  0.5x  0.6x  0.7x  Without Insurance  2023E  2024E  $35 30  NM (2)  NM (2)  NM (2)  NM (2)  0.1x  0.2x  0.4x  0.5x  0.6x  0.7x  0.9x  1.0x  1.1x  0.1x  0.3x  0.4x  0.6x  0.7x  0.8x  1.0x  1.2x  1.3x  For Reference Only

 Process Considerations & Next Steps

 18  Discussion and Potential Next Steps  What should we do to prepare for a potential PSC offer? What diligence items are they likely to request?  How do we negotiate for the best outcome with PSC?  Do financing alternatives provide a viable alternative to a potential offer from PSC?  Can pursuit of potential financing alternatives provide competitive tension to PSC regardless of likelihood of success?  If so, which alternatives should Puma pursue and when should it begin that pursuit?  What would an acceptable PSC offer look like?  Offer Price  Non-economic terms  If PSC is open to a third-party sale, what should a potential process look like?

 Appendix

Preliminary Discounted Cash Flow Analysis

With Insurance Case | Assumes $70M Equity Issuance at $1.44 per Share (25% Discount to Current)

($ in millions, except per share)

Unlevered Free Cash Flows

	4Q23E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	Terminal 2033E
Total Revenues	$8	$56	$103	$143	$178	$204	$222	$250	$273	$294	$314	$314
% Growth	*(39.3%)*	*61.1%*	*83.5%*	*39.2%*	*24.1%*	*14.7%*	*9.2%*	*12.7%*	*8.9%*	*7.7%*	*6.7%*	*3.5%*
Operating Income (Post-SBC) [1]	($15)	($52)	($36)	($17)	($2)	$7	$13	$24	$32	$39	$46	$46
% Margin	*(196.2%)*	*(92.3%)*	*(34.6%)*	*(11.7%)*	*(0.9%)*	*3.7%*	*6.0%*	*9.6%*	*11.7%*	*13.3%*	*14.6%*	*14.6%*
Taxes	-	-	-	-	-	-	-	-	-	-	-	(11)
Tax Rate	-	-	-	-	-	-	-	-	-	-	-	*25.0%*
NOPAT	($15)	($52)	($36)	($17)	($2)	$7	$13	$24	$32	$39	$46	$34
Depreciation	1	5	3	3	3	3	3	3	3	4	4	4
Capex	(0)	(2)	(2)	(2)	(2)	(3)	(3)	(3)	(4)	(4)	(4)	(4)
Change in Working Capital	(1)	(3)	(3)	(0)	(0)	(0)	(0)	0	0	(0)	(0)	(1)
Unlevered Free Cash Flows [2]	($15)	($53)	($37)	($16)	($2)	$7	$13	$24	$32	$39	$46	$34

Implied Price Per Share

PV Projected Period (14.0% WACC)	($48)
PV Terminal Value (3.5% Perp. Growth)	93
Enterprise Value	**$44**
Plus: Cash & Equivalents as of 09/30/23	46
Plus: Cash from Equity Issuance	66 [3]
Equity Value	**$157**
Diluted Shares Outstanding	*20.8* [4]
Incremental BSO from Financing	*48.9* [3]
Pro Forma Diluted Shares Outstanding	69.8
Equity Value Per Share	**$2.25**
Current Share Price	$1.92
% Premium to Current	*17.0%*

Implied Equity Value Per Share

Perp. Growth	WACC 13.0%	WACC 14.0%	WACC 15.0%
3.0%	$2.48	$2.18	$1.94
3.5%	2.56	2.25	1.99
4.0%	2.65	2.32	2.05

P / W / P
PERELLA WEINBERG PARTNERS

Sources: Management Projections (model received 10/18/23), Company Filings

Notes: As of 10/18/23; (1) Operating income net of SBC and net of bad debt expense; (2) Assumes SBC is treated as a cash expense for DCF valuation; (3) $70M gross equity issuance (net of 6% financing fee) targeting minimum cash balance of $10M through projected period issued at $1.44 per share (25% discount to current market prce of $1.92 as of 10/18/23); (4) Net diluted shares outstanding calculated based on 20.8M basic shares outstanding as of 10/18/23, 0.1M restricted stock units, 1.7M service-based stock options with a weighted average exercise price of $3.31, 0.3M service-based stock options with a weighted average exercise price of $55.35 and 0.7M market-based stock options outstanding with a weighted average exercise price of $3.31 as of 09/30/23

20

Preliminary Discounted Cash Flow Analysis

Without Insurance Case

($ in millions, except per share)

Unlevered Free Cash Flows

	4Q23E	2024E	2025E	2026E	2027E	2028E
Total Revenues	$8	$30	$36	$41	$46	$50
% Growth	*(39.3%)*	*(14.1%)*	*21.4%*	*13.3%*	*11.6%*	*9.9%*
Operating Income (Post-SBC)[1]	($15)	($54)	($52)	($49)	($48)	($47)
% Margin	*(196.2%)*	*(180.6%)*	*(142.3%)*	*(119.5%)*	*(104.0%)*	*(94.1%)*
Taxes	-	-	-	-	-	-
Tax Rate	-	-	-	-	-	-
NOPAT	($15)	($54)	($52)	($49)	($48)	($47)
Depreciation	1	4	3	3	3	3
Capex	(0)	(2)	(2)	(2)	(2)	(3)
Change in Working Capital	(1)	(4)	(1)	0	0	0
Unlevered Free Cash Flows[2]	($15)	($56)	($51)	($48)	($47)	($47)

Implied Price Per Share (3)	
PV Projected Period (14.0% WACC)	($195)
PV Terminal Value	-
Enterprise Value	($195)
Plus: Cash & Equivalents as of 09/30/23	46
Plus: Cash from Equity Issuance	- (4)
Equity Value	$- (5)
Diluted Shares Outstanding	*20.8* (6)
Incremental BSO from Financing	- (4)
Pro Forma Diluted Shares Outstanding	20.8
Equity Value Per Share	$- (5)

Implied Equity Value Per Share

Perp.	WACC		
Growth	13.0%	14.0%	15.0%
NA		$- (5)	

Sources: Management Projections (model received 10/18/23), Company Filings

Notes: As of 10/18/23; Assumes terminal year of 2028E with no terminal value thereafter; (1) Operating income net of SBC and net of bad debt expense; (2) Assumes SBC is treated as a cash expense for DCF valuation; (3) Excludes salvage value, if any; (4) Assumes no equity issuance occurs in Without Insurance Case; (5) Assumes equity value cannot be less than zero; (6) Net diluted shares outstanding calculated based on 20.8M basic shares outstanding as of 10/18/23, 0.1M restricted stock units, 1.7M service-based stock options with a weighted average exercise price of $3.31, 0.3M service-based stock options with a weighted average exercise price of $55.35 and 0.7M market-based stock options outstanding with a weighted average exercise price of $3.31 as of 09/30/23

P / W / P
PERELLA WEINBERG PARTNERS

21

Illustrative Weighted Average Cost of Capital Analysis

($ in millions)

Company Beta & Capital Structure Overview

Company	Levered Beta [1]	Gross Debt	Equity Value	Debt / Equity	Debt / Cap.	Marginal Tax Rate [2]	Unlevered Beta
Puma	**1.60**	**-**	**$40**	**-**	**-**	**-**	**1.60**

Peer Beta & Capital Structure Overview

Company	Levered Beta [1]	Gross Debt	Equity Value	Debt / Equity	Debt / Cap.	Marginal Tax Rate [2]	Unlevered Beta
Stereotaxis	0.83	-	$200	-	-	-	0.83
Sight Sciences	1.44	$34	191	18%	15%	-	1.23
Butterfly Network	1.99	-	183	-	-	-	1.99
Hyperfine	1.36	-	144	-	-	-	1.36
ClearPoint Neuro	1.71	$10	129	8%	7%	-	1.58
Inogen	1.51	-	118	-	-	-	1.51
Apyx Medical	1.46	$9	78	11%	10%	-	1.31
Cytosorbents	1.27	$5	77	7%	6%	-	1.19
Peer Median	**1.45**			**3%**	**3%**	**-**	**1.34**
Peer Average	**1.45**			**5%**	**5%**	**-**	**1.38**

Weighted Average Cost of Capital

	Low	High
Unlevered Beta	**1.30**	**1.60**
Cost of Equity		
Levered Beta	1.30	1.60
Market Risk Premium [3]	6.35%	6.35%
Equity Risk Premium	8.26%	10.16%
20-Year Treasury Yield (1M Avg.) [4]	4.98%	4.98%
Cost of Equity	**13.23%**	**15.14%**
Equity / Capitalization	*100%*	*100%*
Cost of Debt		
Cost of Debt [5]	NM	NM
Tax Rate	-	-
After-Tax Cost of Debt	**NM**	**NM**
Debt / Capitalization	-	-
WACC	**13.23%**	**15.14%**
Implied Debt / Equity	-	-
Implied Equity Value ($M)	*$40*	*$40*
Selected Range	**13.00%**	**15.00%**

P / W / P
PERELLA WEINBERG PARTNERS

Sources: Company Filings, Barra, Kroll, FactSet

Notes: As of 10/18/23; Companies ordered by market capitalization; (1) Predicted Barra beta; (2) Marginal tax rate for companies without earnings assumed to be 0%; (3) Kroll's supply-side long-term expected equity risk premium; (4) Last 30 calendar days average of 20-year treasury rate as of 10/18/23; (5) Cost of debt not applicable given 0% debt / capitalization assumption

22

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